EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Naturally Advanced Technologies, Inc. (the "Company") on Form 10-Q for the quarter ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth C. Barker, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2008



                                       By: /s/ KENNETH C. BARKER
                                           ____________________________
                                               Kenneth C. Barker
                                               Chief Executive Officer
                                               and Director